EXHIBIT 14.a











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Prospectus (the "Prospectus") which constitutes part of this Registration Statement on Form N-14 of our report dated January 16, 2007, relating to the financial statements and financial highlights of Sentinel Common Stock Fund and Sentinel Government Securities Fund (each a series of Sentinel Group Funds, Inc.) which appears in the November 30, 2006 Annual Report to Shareholders of Sentinel Funds, which is incorporated by reference into the Prospectus. We also consent to the incorporation by reference of our report dated January 24, 2006, relating to the financial statements and financial highlights of Sentinel Common Stock Fund and Sentinel Government Securities Fund which appears in the November 30, 2005 Annual Report to Shareholders, which is incorporated by reference into the March 30, 2006 Prospectus of Sentinel Funds, which is also incorporated into the Prospectus. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.



PricewaterhouseCoopers LLP
New York, New York
January 22, 2007